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     As filed with the Securities and Exchange Commission on March 30, 2000

                                  File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                                   VYSIS, INC.

             (Exact Name of Registrant as Specified in its Charter)

    Delaware                                                36-3803405
 (State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

         3100 Woodcreek Drive
      Downers Grove, Illinois                                     60515
 (Address of Principal Executive Offices)                       (Zip Code)

                                   VYSIS, INC.
                          1998 Long Term Incentive Plan
                            (Full Title of the Plan)
                                 John L. Bishop
                      President and Chief Executive Officer
                                   Vysis, Inc.
                              3100 Woodcreek Drive
                          Downers Grove, Illinois 60515
                     (Name and Address of Agent For Service)

                                 (630) 271-7000
          (Telephone Number, Including Area Code, of Agent For Service)

                                  --------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum          Proposed Maximum            Amount of
                          Title of Securities     Amount to be   Offering Price Per     Aggregate Offering          Registration
                            to be Registered     Registered(1)        Share(2)               Price(2)                    Fee
Common Stock, $0.001 par
value...........................................    1,500,000           $5.40               $8,100,000                 $2,139

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


(1) Also registered hereby are an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan.

(2) In accordance with Rule 457(h)(1), the offering price for the 495,734 shares currently subject to options was computed based upon a weighted average exercise price of $5.38 per share; the offering price of the remaining 4,266 shares for which options have not been awarded was computed upon the basis of the average of the high and low sale prices of the shares reported on the NASDAQ National Market System on March 23, 2000, which was $12.92.

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



                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have been filed by Vysis, Inc., a corporation organized under the laws of the State of Delaware (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission pursuant to Section 13(a) under the Exchange Act. (Exchange Act File No. 000- 23659)

                  (b) The description of the Company's common stock, par value $.001 per share (the "Common Stock") under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A. (Exchange Act File No. 000-23659)

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by William E. Murray, General Counsel of the Company. As of March 24, 2000, Mr. Murray owned options to purchase 91,424 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) Article 10 of the Certificate of Incorporation of the Company and
Article 6 of the Company's By-laws provides for indemnification of directors and officers to the fullest extent permitted by law.

         The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Vysis, Inc. hereby constitutes and appoints John L. Bishop and William E. Murray, and each of them, severally, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement, and to file each such amendment to this registration statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Downers Grove, Illinois, on the 29th day of March, 2000.

                                      VYSIS, INC.

                                      By:   /s/ John L. Bishop
                                         --------------------------------------
                                         Name: John L. Bishop
                                          Title:  President and Chief Executive
                                              Officer

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          NAME                                              TITLE (CAPACITY)                      DATE

                                                President and Chief Executive Officer
/s/ John L. Bishop                                  Officer and Director                         March 29, 2000
--------------------------------------              (Principal Executive Officer and
John L. Bishop                                      Director)

                                                Vice President of Finance and
/s/ Alfred H. Ellsworth                             Chief Financial Officer                      March 29, 2000
--------------------------------------              (Principal Financial and
Alfred H. Ellsworth                                 Accounting Officer)

/s/ Eileen A. Kamerick                          Director                                         March 29, 2000
--------------------------------------
Eileen A. Kamerick

/s/ Kenneth L. Melmon                           Director                                         March 29, 2000
--------------------------------------
Kenneth L. Melmon

/s/ Anthony J. Nocchiero                        Director                                         March 29, 2000
--------------------------------------
Anthony J. Nocchiero

/s/ Walter R. Quanstrom                         Director                                         March 29, 2000
--------------------------------------
Walter R. Quanstrom

/s/ Frank J. Sroka                              Director                                         March 29, 2000
--------------------------------------
Frank J. Sroka

                                  EXHIBIT INDEX

Exhibit
Number                                 Description of Exhibit

4.1 Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1.1 to 3.1.8 to the Registrant's
                    Registration Statement on Form S-1 (File No. 333-38109))

4.2 By-Laws of the Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1999 (File No. 000-23659)

4.3 Specimen certificate evidencing the Common Stock of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No.
                    333-38109))

4.4                 The 1998 Long Term Incentive Plan of the Registrant
                    (Incorporated by reference to Exhibit A to the Registrant's
                    Proxy Statement for the 1998 Annual Meeting of Stockholders filed pursuant to Section 14(a) of the Exchange Act
                    (Exchange Act File No. 000-23659)

5.1 Opinion of William E. Murray regarding the validity of the offered securities

23.1                Consent of William E. Murray (appears in Exhibit 5.1)

23.2                Consent of Deloitte & Touche LLP

23.3                Consent of PriceWaterhouseCoopers LLP

24.1 Power of Attorney (appears on the page preceding the signature page of this Registration Statement)
